UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 5, 2005
Date of Report (Date of earliest event reported)

	Exact Name of Registrant as Specified in Its Charter; State of	IRS Employer
Commission File	Incorporation; Address of Principal Executive Offices; and	Identification
Number	Telephone Number	Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-7398
1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation)
10 South Dearborn Street – 37th Floor
P.O. Box 805379
Chicago, Illinois 60680-5379
(312) 394-4321
333-85496	EXELON GENERATION COMPANY, LLC	23-3064219
(a Pennsylvania limited liability company)
300 Exelon Way
Kennett Square, Pennsylvania 19348
(610) 765-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Text of Lisa Madigan's Letter to the Editor of the Chicago Tribune
ComEd's Brief in the Litigation

Section 8 – Other Events.
Item 8.01. Other Events.
Procurement Rider Case
On February 25, 2005, Commonwealth Edison Company (ComEd), a subsidiary of Exelon Corporation (Exelon), made filings at the Illinois Commerce Commission (ICC) to commence a proceeding (referred to as the Procurement Rider Case) to establish the process by which ComEd will procure electricity beginning in 2007 and recover the costs from retail customers. The ICC conducted an extensive multi-month post-transition period energy procurement stakeholder process involving dozens of stakeholders including consumer advocates, industrial customers, environmental advocates, and labor and energy industry participants. The process resulted in a broad consensus on the attributes desired in a procurement process that would be best for consumers in Illinois. ComEd’s proposal in the Procurement Rider Case is consistent with the recommendations of the stakeholder process. In the Procurement Rider Case, ComEd is seeking approval to use the results of a competitive bidding process to procure electricity for its customers in the open market, using a reverse-auction process, to set retail rates. In that process, qualified energy suppliers would compete in a structured auction to provide energy to ComEd and its customers; the lowest bidders would provide the power needed at the price determined by the auction’s results; and ComEd would make no profit on the energy but would fully recover from its customers the cost of procurement. The ICC staff and an independent auction advisor would oversee the entire process to assure a fair bidding process, and an independent auction manager would manage the process. The ICC held hearings on the Procurement Rider Case, which concluded on September 20, 2005. On October 7, 2005, ComEd filed its brief on the merits in the Procurement Rider Case. The ICC’s final order is expected by January 2006, although the timing of that order may depend on the outcome of pending litigation (described below) challenging the ICC’s authority to act on ComEd’s proposal.
Rate Case
On August 31, 2005, ComEd filed a second proceeding with the ICC (referred to as the Rate Case), which seeks, among other things, to allocate the costs of supplying electricity and to adjust ComEd’s rates for delivering electricity to users in ComEd’s service area, effective January 2, 2007, in order to reflect ComEd’s rising costs and significant capital investment in the ComEd delivery system. The Rate Case also proposes procedures under which ComEd will allocate the costs from the Procurement Rider Case among its customers. Various parties have intervened in that proceeding to contest ComEd’s requests. The results of the Rate Case are not expected to be known until the third quarter of 2006.
Request for Recusal of Chairman of ICC in the Procurement Rider Case
On August 31, 2005, the Governor of Illinois sent a letter to the ICC expressing his strong opposition to the energy procurement process proposed in the Procurement Rider Case. On September 21, 2005, the Governor of Illinois appointed Martin R. Cohen to the position of Chairman of the ICC. Mr. Cohen is the former Executive Director of the Citizens’ Utility Board (CUB), which is a party to the litigation described below. On September 29, 2005, ComEd delivered a letter to Mr. Cohen requesting that Mr. Cohen recuse himself from participation in ICC proceedings on the Procurement Rider Case and the Rate Case and any other pending or related ICC discussions or deliberations pertaining to ComEd, including discussions relating to the litigation described below. Mr. Cohen has not responded to ComEd’s request for his recusal. On October 5, 2005, ComEd filed a motion with the ICC formally seeking recusal of Mr. Cohen in the Procurement Rider Case. ComEd asked for a decision on the motion by October 12, 2005. To date, there has been no decision on the motion. If ComEd’s motion is denied, ComEd will consider taking further appropriate legal action.

The Litigation Challenging the Authority of the ICC in the Procurement Rider Case
Various intervenors, including the Illinois Attorney General, CUB and the Cook County State’s Attorney’s Office, have challenged the authority of the ICC to approve the procurement process and associated cost recovery as contemplated in the Procurement Rider Case. These intervenors filed a motion with the ICC to dismiss the Procurement Rider Case, arguing, among other things, that customers are entitled to cost-based rates for power and its delivery and that the ICC lacked authority to approve rates based on the market price of power. The Administrative Law Judge assigned to the Procurement Rider Case denied that motion in an order issued on June 1, 2005, and the ICC, by a vote of 5-0, denied the moving parties’ appeal. On September 1, 2005, the Illinois Attorney General, CUB, the Cook County State’s Attorney’s Office and the Environmental Law and Policy Center (the Plaintiffs) filed a two-count complaint in the Circuit Court of Cook County against the ICC and the individual ICC commissioners (referred to as the Litigation) raising similar arguments and seeking an injunction prohibiting ICC approval of the proposals made by ComEd in the Procurement Rider Case.
On September 15, 2005, ComEd sought leave to intervene in the Litigation and filed proposed pleadings denying the allegations in the complaint. On September 25, 2005, the Chicago Tribune published a letter to the editor from Lisa Madigan, the Attorney General of the State of Illinois, in which Ms. Madigan expressed her support for the move from regulation to competition but expressed opposition to ComEd’s proposal in the Procurement Rider Case on the grounds that the ICC must first certify that there is a competitive market among electricity suppliers. The text of Ms. Madigan’s letter, as printed in the Chicago Tribune, is attached hereto as Exhibit 99.1. On September 30, 2005, the Cook County Circuit Court, over the opposition of the plaintiffs, granted ComEd’s request to intervene in the Litigation. On October 12, 2005, ComEd moved for summary judgment in the Litigation. Hearing on that motion is scheduled for December 14, 2005. A copy of the brief is attached hereto as Exhibit 99.2. On the same date, the ICC moved to dismiss the first count of the complaint and for summary judgment on the second count.
Summary of ComEd’s Motion for Summary Judgment in the Litigation
ComEd argues that it is inappropriate for the Plaintiffs to seek court action to stop ongoing ICC proceedings. The ICC has considered and unanimously rejected the Attorney General’s argument. The ICC proceedings in the Procurement Rider Case continue despite the Governor’s threat to remove the commissioners if they agree with ComEd’s proposal and despite the appointment of the head of CUB, a plaintiff in the Litigation, as the new chairman of the ICC to replace the former chairman of the ICC, a defendant in the Litigation.
ComEd further argues that the Procurement Rider Case is squarely in the ICC’s jurisdiction to review tariff filings made by public utilities. ComEd notes that the ICC is the independent and expert body explicitly charged by statute with jurisdiction over public utilities. If the Plaintiffs disagree with the ICC’s ultimate determination of the facts or applicable law, the Illinois Public Utilities Act (PUA) provides an explicit right of appeal to an Illinois appellate court.
ComEd’s brief explains why the ICC has authority to approve the Procurement Rider Case, despite the Plaintiffs’ claim that the PUA prohibits ComEd from charging market based rates until retail competition develops in that market segment. ComEd is proposing to buy the electricity it needs to meet its statutory obligation to provide service to customers through a competitive bidding process to be overseen by the ICC. Under the Illinois restructuring act that was passed in 1997 to transform and bring competition to electricity markets in the state (Illinois restructuring act), ComEd divested its power plants that generate electricity. ComEd’s existing power purchase agreements expire at the end of 2006, after which ComEd must go to the wholesale market to procure power. When the ICC approved ComEd’s generation divestiture in 2000, it explicitly recognized that ComEd would obtain all of its supply from market forces beginning in 2007. ComEd’s proposal is cost based. ComEd does not propose to charge consumers any profit on its procurement of electricity in market-based wholesale transactions. While ComEd must purchase electricity from the wholesale market, the PUA explicitly authorizes the ICC to consider, prior to the time that the provision of the tariffed service is declared competitive, the extent to which the proposed rates exceed the market value for the electricity component of those tariffed rates. The ICC has the authority to decide whether a competitive procurement process is a fair mechanism to ascertain the market value of electricity.
* * * * *
This combined Form 8-K is being furnished separately by Exelon, ComEd and Exelon Generation Company, LLC (Exelon Generation) (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.
Forward-Looking Statements
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a Registrant include those factors discussed herein, as well as the items discussed in (a) Exelon’s 2004 Annual Report on Form 10-K—ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd and Exelon Generation, (b) Exelon’s 2004 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15 and Exelon Generation—Note 16, (c) Exelon’s Current Reports on Form 8-K filed on February 4, 2005 and May 13, 2005, including those discussed in Exhibit 99.2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Exelon — Business Outlook and the Challenges in Managing the Business” and Exhibit 99.3 “Financial Statements and Supplementary Data,” (d) Exelon Generation’s Current Report on Form 8-K filed on May 13, 2005, including those discussed in Exhibit 99.5 “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and Exhibit 99.6 “Financial Statements and Supplementary Data” and (e) other factors discussed in filings with the SEC by Exelon, ComEd and Exelon Generation. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of Exelon, ComEd or Exelon Generation undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Text of Lisa Madigan’s letter to the editor of the Chicago Tribune

99.2	ComEd’s Brief in the Litigation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION COMMONWEALTH EDISON COMPANY EXELON GENERATION COMPANY, LLC
/s/ J. Barry Mitchell
J. Barry Mitchell
Senior Vice President, Chief Financial Officer and Treasurer

October 14, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of Lisa Madigan’s letter to the editor of the Chicago Tribune

99.2	ComEd’s Brief in the Litigation